SEC 873 (11-05)
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 23, 2006
                 Date of Report (Date of earliest event reported

                               Subjex Corporation
             (Exact name of registrant as specified in its charter)

          Minnesota                     0-29711                   41-1596056
(State or other jurisdiction          (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No)

3010 Hennepin Ave S Suite 297, Minneapolis MN                        55408
(Address of principal executive offices)                          (Zip Code)

                                 (952) 931-0501
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. REPORT.

ITEM 8.01 OTHER EVENTS

On October 18, 2006 an event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC. An Annual Meeting of Shareholders was rescheduled for 7:00 P.M. (Central Time) October 18, 2006 in Savage MN. This meeting was open to All Shareholders of Record and Shareholder Proxy Holders qualified to vote on matters brought forth at the meeting. The meeting was able to be held because a Quorum did exist. The actual voting shares counted were 29,101,353 and the amount needed to hold the Annual Meeting of Shareholders was 24,952,825 therefore the meeting went forward. All of management's proposals were approved by well over 95%. The following agenda was presented and approved.

1. To set the number of directors at three (3) members and elect each director to a term of three years from the date of the annual meeting. a. Andrew D Hyder, b. Brian K Ahern and c. Sharon R Hyder.
The motion was passed with 28,059,753 votes.

2. To authorize the Board of Directors to update and revise the Company's Stock Option and Grant program, originally adopted on August 17, 1999.
The motion was passed with 27,342,753 votes.

3. To authorize the Board of Directors to file with the Minnesota Secretary of State for an increase in the number of Authorized Shares from the current 50,000,000 to 100,000,000.
The motion was passed with 28,072,753 votes.

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The motion was passed with 28,692,753 votes.

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8K filing as defined by the SEC.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
 (Registrant)


By /s/ Andrew Hyder

(Signature)


Andrew Hyder, CEO (acting CFO)
October 23rd  2006